                                                                    Exhibit 23.1



       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND CONSENT

The Board of Directors
Komag, Incorporated:

The audits referred to in our report dated March 7, 2005, included the related financial statement schedule as of January 2, 2005 and December 28, 2003 and for the years then ended and the six-month periods ended December 29, 2002 and June 30, 2002. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Numbers 333-107261, 333-101125 and 333-116591) on Form S-8 and (333-110182 and
333-98785) on Form S-3 of Komag, Incorporated, of our report dated March 7, 2005, with respect to the consolidated balance sheets of Komag, Incorporated and subsidiaries as of January 2, 2005 and December 28, 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended and the six-month periods ended December 29, 2002 and June 30, 2002, and management's assessment of the effectiveness of internal control over financial reporting as of January 2, 2005, and the effectiveness of internal control over financial reporting as of January 2, 2005, which reports appear in the January 2, 2005 annual report on Form 10-K of Komag, Incorporated.

Our report dated March 7, 2005, with respect to the consolidated financial statements of Komag, Incorporated, contains two explanatory paragraphs. The first paragraph states that effective as of the beginning, of the 2002 fiscal year, Komag, Incorporated adopted the provisions of Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. The second paragraph states that Komag, Incorporated's plan of reorganization under Chapter 11 of the United States Bankruptcy Code became effective on June 30, 2002. As a result of the adoption of "fresh-start" reporting in accordance with Statement of Position 90-7, FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE, the consolidated financial statements as of and for the years ended January 2, 2005 and December 28, 2003 and for the six-month period ended December 29, 2002 are presented on a different reporting basis than the six-month period ended June 30, 2002, and are therefore not comparable.

                                                  KPMG LLP


San Francisco, California
March 16, 2005